ALLCITY INSURANCE COMPANY
122 Fifth Avenue
New York, New York  10011
(212) 387-3000


NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

October 19, 1998


To the Shareholders:

The Annual Meeting of Shareholders ("Meeting") of Allcity Insurance Company (the "Company") will be held at the offices of the Company, 122 Fifth Avenue, New York, New York 10011 on Monday, October 19, 1998, at 10:00 a.m. for the following purposes:

(1)  To consider and act upon the election of	six members of the Board of
Directors of the Company.

(2)  To transact such other business as may	properly come before the Meeting.


Shareholders of record as of the close of business on September 18, 1998 are entitled to vote at and take part in the business of the Meeting.

All shareholders are urged to participate either by sending in their proxies or by attending the Meeting in person.


                                            				John R. Petrowski
                                             			Corporate Secretary
October 9, 1998


IMPORTANT FOR ALL SHAREHOLDERS

It is important that your shares be represented at the Annual Meeting of Shareholders. To be sure your interests are represented, please sign and return promptly the enclosed proxy in the envelope provided. No postage is required.

                        ALLCITY INSURANCE COMPANY
                           122 Fifth Avenue
                        New York, New York  10011
                           (212) 387-3000

                            PROXY STATEMENT

                     ANNUAL MEETING OF SHAREHOLDERS

                           October 19, 1998

This proxy statement is furnished in connection with the solicitation of proxies for use at the Annual Meeting of Shareholders (the "Meeting") of Allcity Insurance Company (the "Company"), to be held on October 19, 1998 at the offices of the Company, 122 Fifth Avenue, New York, New York 10011. This proxy statement and the accompanying form of proxy are being sent to shareholders on or about the date hereof.

The enclosed form of proxy is being solicited by the Board of Directors of the Company. Where the shareholder specifies a choice as provided in the form of proxy with respect to the matter to be acted upon, the shares will be voted in accordance with the choice so specified; otherwise they will be voted in accordance with the Board of Directors' recommendations. A shareholder executing and returning a proxy has the power to revoke it before it is voted by sending written notice or a subsequently executed and dated proxy to the Company at its principal office or by attending the Meeting and voting in person.

The expense of solicitation of the proxies will be borne by the Company. The solicitation will be made primarily by mail, and directors, officers and regular employees of the Company may solicit proxies by telephone, telecopier, telegram or in person. Brokerage houses and other custodians, nominees and fiduciaries will be reimbursed for the expense of forwarding documents to beneficial owners for whom they hold stock.

               VOTING SECURITIES AND PRINCIPAL HOLDERS

General. Shareholders of record as of the close of business on September 18, 1998 (the "Record Date") are entitled to notice of and to vote at the Meeting. On the Record Date, there were outstanding 7,078,625 Common Shares of the Company which entitle shareholders to one vote in person or by proxy for each share held. The following table sets forth, as of the Record

Date,information as to ownership of the Company's Common Shares by persons owning more than 5% of such shares. Information as to management's ownership of securities of the Company and the Company's parents is set forth under the caption "ELECTION OF DIRECTORS--Security Ownership of Management."

Name and Address             Amount and Nature         Percent of
                             of Beneficial Ownership   Class
Empire Insurance Company
  ("Empire")
122 Fifth Avenue
New York, New York 10011      5,987,401 *               84.6%

Baldwin Enterprises, Inc.
529 East South Temple
Salt Lake City, Utah  84102     373,607 *               5.3%

Leucadia National Corporation ("Leucadia") controls Empire and Baldwin
Enterprises, Inc. and may be considered a "parent" of the Company.

[S]
ELECTION OF DIRECTORS

Pursuant to the Company's Charter, By-laws and acts of the Board of Directors, the Board of Directors is presently comprised of 13 members who are divided into three classes, Classes I, II and III, serving staggered three-year terms of office. Classes I and II consist of five directors each, while Class III consists of three directors.

At the Meeting, there will be an election of four Class II directors, who will serve for a three-year term expiring at the 2001 Annual Meeting of Shareholders. Martin B. Bernstein, Louis V. Siracusano, Lucius Theus and Robert V. Toppi are the Board of Directors' nominees for the Class II directorships. There will also be an election of two Class III directors, who will serve until the 1999 Annual Meeting of Shareholders. James E. Jordan and Joseph A. Orlando are the Board of Directors' nominees for the Class III directorships. Except for Mr. Orlando, who is Vice President and Chief Financial Officer of Leucadia, all of the nominees are presently directors of the Company.

Although management does not contemplate that any of the nominees will be unable to serve for any reason, in the event that a vacancy unexpectedly occurs, shares represented by valid proxies will be voted for the election of a substitute nominee to be designated by management.
[S]
[FN]
* Owned directly with sole voting power and investment power.

All of the persons named as proxies in the accompanying form of proxy have advised the Company that they intend to vote shares represented by proxies received by them in favor of management's nominees in the election of directors, unless the authority to do so is withheld.

Further Information about Nominees For Directors

Information about each nominee's position with the Company and Empire and principal occupation appears below.

Class II Directorships (Term Expires at 2001 Annual Meeting of Shareholders):

MARTIN B. BERNSTEIN, 64

        	Position:  Director of the Company and Empire	since 1988.

        	Principal Occupation:  President and Director of Ponderosa Fibres of
         America, Inc. (a pulp manufacturer for paper producers) since 1980.


LOUIS V. SIRACUSANO, 51

         	Position:  Director of the Company and Empire	since 1985.

	         Principal Occupation:  Attorney with McKenna, Fehringer, Siracusano
          & Chianese (a law firm) for over six years.

LUCIUS THEUS, 75

          	Position:  Director of the Company and Empire	since 1980.

          	Principal Occupation: President, The U.S. Associates (consultants in civic affairs, human resources and business management) since 1989.
           Principal and Director of The Wellness Group, Inc. (a provider of health promotion programs) since 1989; Corporate Director, Civic
           Affairs, of the Allied Corporation (a diversified industrial company) from 1981 to 1989.

ROBERT V. TOPPI, 61

          	Position: President, Chief Executive Officer and Director of the Company and Empire since August 17, 1998.

          	Principal Occupation:  President and Chief Executive Officer of the
           Company and Empire since August 17,

           1998; previously Vice President
           of Aetna Casualty & Surety Company, a stock property/casualty insurer, from 1963 to 1996.

Class III Directorships (Term Expires at 1999 Annual Meeting of Shareholders):

JAMES E. JORDAN, 54

         	Position:  Director of the Company and Empire since	1997.

         	Principal Occupation: Financial Consultant of the Jordan Company since 1984; President of William Penn. Co. from 1986 to 1997.

JOSEPH A. ORLANDO, 42

         	Position:  Nominee for Class II Director in 1998.

          Principal Occupation: Vice President and Chief Financial Officer of Leucadia; Vice President and Director of Charter National Life Insurance Company and Intramerica Life Insurance Company, each a life insurance subsidiary of Leucadia, since September 1997.

Further Information About Directors Continuing in Office

The following directors are continuing in office for the respective periods indicated and until their successors are elected. Each of these directors was elected previously by the shareholders of the Company to hold such office. Information about each director's position with the Company and Empire and principal occupation appears below.

Class I Directorships (Term Expires at 2000 Annual Meeting of Shareholders):


JOEL M. BERLIN, 55

	         Position:  Director of the Company and Empire since 1996.

         	Principal Occupation: Senior Vice President of Marketing of the Company and Empire since May 1996.

          Previously, Chairman of the Board and Chief Executive Officer of Sperry & Hutchinson Co. ("S&H") from April 1993 to May 1996 and President and Chief Operating Officer of S&H from March 1992 to May 1996.

IAN M. CUMMING, 58

         	Position:  Director of the Company and Empire	since 1988.

         	Principal Occupation:  Chairman of the	Board of Leucadia since June
          1978; Director of Skywest, Inc. (a Utah-based regional air carrier)
          since June 1986; Director of M.K. Gold Company (an international gold mining company) since June 1995.

THOMAS E. MARA, 52

         	Position:  Director of the Company and Empire since 1994.

	         Principal Occupation: Executive Vice Presidentof Leucadia since May 1980 and Treasurer of Leucadia since January 1993.

JOSEPH S. STEINBERG, 54

         	Position:  Director of the Company and Empire	since 1988.

         	Principal Occupation: President since January 1979 and Director since December 1978 of Leucadia; Director since June 1988 of
          Jordan Industries, Inc., a holding company principally engaged in manufacturing; Director of M.K. Gold Company since June 1995.

DANIEL G. STEWART, 79

         	Position:  Director of the Company and Empire	since 1980.

         	Principal Occupation:  Independent consulting actuary.  Previously,
          Senior Vice President of Mutual Benefit Life Insurance Company
          from 1985 to November 1991.

Class III Directorships (Term Expires at 1999 Annual Meeting of Shareholders):

FRANCIS M. COLALUCCI, 53

	         Position:  Director of the Company and Empire since May 1996.

         	Principal Occupation:  Senior Vice President, Chief	Financial
          Officer and Treasurer of the Company and Empire since 1996; Vice
          President and Corporate Treasurer of The Continental Corporation
          from 1991 to 1996.

HARRY H. WISE, 59

         	Position:  Director of the Company and Empire	since 1988.

         	Principal Occupation:  President and Director, H.W. Associates, Inc.
          (an investment advisory firm); President and Director, Madison Equity
          Capital Corp. (a sponsor of private investment partnerships).

Security Ownership of Management

The following table sets forth information concerning beneficial ownership of the Company's Common Shares as of June 30, 1998 by all directors and nominees and by all officers and directors as a group. Each holder shown exercises sole voting and sole investment power of the shares shown opposite his name. Directors and nominees not listed below did not own any of the Company's Common Shares.

                               Amount and Nature            Percent of
Name of Beneficial Owner       of Beneficial Ownership     	Class
Ian M. Cumming                         (1)                  (1)
Joseph S. Steinberg                    (1)                  (1)
Directors and officers
as a group (16 persons)(2)

(1)	Although neither Mr. Cumming nor Mr. Steinberg directly owns any Common
Shares of the Company, by virtue of their respective approximately 16% and 14% interest in Leucadia, each may be deemed to be the beneficial owner of a proportionate number of the Common Shares beneficially owned by Leucadia through its 100% ownership of Empire.

(2)	Aside from the beneficial ownership described in note 1 to this table, various directors and an officer beneficially own in the aggregate less than 1% of the common shares of Leucadia.

                  	COMPENSATION OF DIRECTORS AND OFFICERS
                 	AND OTHER TRANSACTIONS WITH MANAGEMENT

Compensation

The Company does not remunerate its officers and directors directly.
Officers and directors of the Company are also officers and directors of the Company's parent, Empire, which pays all salaries and directors' fees. All such salaries and fees, and all other operating expenses, are shared by the Company and Empire pursuant to a pooling arrangement under which 30% of such expenses are charged to the Company.

The following table sets forth certain information for the fiscal year ended December 31, 1997 concerning the Company's 30% share of the cash compensation and other benefits paid to, or accrued for, Richard G. Petitt, the Chief Executive Officer of the Company during 1997 and the only executive officer whose compensation paid, or accrued for, under the pooling arrangement exceeded $100,000 for 1997.
SUMMARY COMPENSATION TABLE



Name and Principal
     Position       Annual Compensation         Long Term Compensation

                    Year    Salary   Bonus      LTIP Payouts  All Other Compensation
Richard G. Petitt   1997    105,969   90,000    0             6,767(a)
President and C.E.O.1996     86,674  150,000    0             8,844(b)

(a)	Includes Salary Cap Restoration Plan ($2,303), Pension Plan ($3,264) and
Company match of 401(k) plan ($1,200).
(b)	Includes Salary Restoration Plan ($3,450), Pension Plan ($4,455) and
Company match of 401(k) plan ($939).
The Company does not directly remunerate directors. The directors of the Company and Empire who are not employees of Empire and the Company were paid an annual fee of $5,000. In addition, eligible directors receive $1,500 for each joint board meeting attended. For attendance at a meeting of a committee of the joint board, such directors receive $1,500 per meeting. In addition, each Chairperson of a Committee is entitled to $500 per annum. All fees paid to such directors are shared in accordance with the pooling arrangement.

Pension Plan

Pensions for officers and employees of the Company are provided under a trusteed non-contributory pension plan ("Plan"). Any employee is eligible for membership in the Plan on January 1st or July 1st of any plan year after which he has completed one full year of service, consisting of a minimum of 1,000 credited hours with Empire, provided they have attained the age of 21 years by or before such date.

Members of the Plan receive a basic pension if they work until their normal retirement date, which is the last day of the month in which they attain 65 years of age with 5 years of credited service. Any member in the active employ of Empire may elect early retirement between 55 and
65. A member electing early retirement must have at least 10 years of service. A monthly average of total compensation received over the highest
5 consecutive plan or calendar years before retirement is taken to compute benefits as follows:

  1.30% of the first $833 per month of average pay, plus
		1.75% of average pay over $833 per month.

The sum of these two credits is multiplied by the years of credited service.
The basic benefit amounts listed in the table below are not subject to any deduction for Social Security benefits or other offset amounts. The maximum benefit payable under the pension plan is $96,400 per year.

The amounts set forth in the following table show estimated annual benefits upon retirement to which the Company contributes 30% of such cost through the pooling agreement.



                                           Years of Service

Highest 5-Year
Average Compensation
at Retirement ($)       10       15       20       25       30         35

10,000                  1,300    1,950    2,600    3,250     3,900      4,550
25,000                  3,925    5,888    7,850    9,813    11,775     13,738
50,000                  8,300   12,450   16,600   20,750    24,900     29,050
75,000                 12,675   19,013   25,350   31,688    38,025     44,363
100,000                17,050   25,575   34,100   42,625    51,150     59,675
160,000                27,500   41,300   55,100   69,000    82,600     96,400

Salary Cap Restoration Plan

In 1994, Empire established a Salary Cap Restoration Plan ("SCRP") for certain corporate officers. Under the SCRP, Empire will provide these officers with an additional benefit, to be paid in a lump-sum upon retirement, equal to the difference between the actuarially determined lump-sum benefits, as computed under the Pension Plan, of the officer's highest five year average compensation (not to exceed $320,000, adjusted for the cost-of-living) at retirement and the current maximum compensation limit of $160,000. The SCRP is an unfunded plan. Under the pooling agreement, the Company is obligated to pay 30% of the cost of the SCRP.

Employees' Savings Plan

Empire sponsors an Employees' Savings Plan (the "Savings Plan"), under which each eligible employee may defer a portion of their annual compensation, subject to limitations. Empire contributes a matching amount, subject to certain limits. In 1995, Empire matched 65% of each participant's deferral contribution up to a maximum matching contribution of $813. A participant may also contribute, from his after-tax dollars, an amount, not to exceed 10% of his annual compensation. Effective July 1996, the Savings Plan was amended to allow Empire matching contributions equal to 50% of an employee's contributions up to a maximum of 2.5% of the employee's salary. Empire's contributions to the Savings Plan were $438,000, $524,000 and $435,000 in 1997, 1996 and 1995, respectively. Under the pooling agreement, the Company is obligated to provide 30% of Empire's contributions under the Savings Plan.

Supplemental Retirement Plan

Under Empire's Supplemental Retirement Plan, eligible employees who work until their normal retirement date, which, is the last day of the month in which such employees attains 65 years of age, are entitled to receive monthly benefits equal to (a) the difference between (i) one twelfth of a stipulated percentage (the "stipulated percentage") of such participant's final average compensation (the "base amount") and (ii) the aggregate amount of the monthly pension and benefit entitlement such participant would receive under Empire's Pension Plan, Savings Plan and other employee pension benefit plans if such benefits were paid in the form of an annuity for the life of the participant and fifty percent of the participant's monthly Social Security benefit, multiplied, unless otherwise specified in the plan, by (b) a fraction, not exceeding one (the "reduction factor"), the numerator of which is the numberof the participant's years of service and the denominator of which is five. Final average compensation is the average annual compensation paid during any five consecutive calendar years during which the participant's compensation was highest. The plan provides that the minimum benefit payable is equal to the base amount multiplied by the reduction factor. Participants remaining in the employ of the Company after the normal retirement date continue to accrue benefits under the plan. Early retirement, between age 55 and 65 under this plan, is permitted provided the participant electing early retirement has at least ten years of service. Amounts payable under the plan are payable out of the assets of the Trust to Fund Benefits under Certain Unfunded Deferred Compensation Plans of the Company, established effective November 1, 1987 (the "Trust Fund"). The Trust Fund is subject to the claims of certain creditors of the Company if the Company becomes insolvent.

OTHER MATTERS

Management knows of no other business to come before the Meeting; however, if any other business properly comes before the Meeting, it is the intention of the persons named in the proxy to vote in accordance with their best judgment of what is in the best interests of the Company.

To assure representation of your interest if you cannot attend the Meeting, please sign and return promptly the proxy in the enclosed envelope.


                                	By Order of the Board of Directors.


                                         							John R. Petrowski
                                        						Corporate Secretary

October 9, 1998